Name:	%%FIRST_NAME%-% %%LAST_NAME%-%
Total No. of Units:	%%TOTAL_SHARES_GRANTED%-%

Exhibit 10.2(b)

CRYOLIFE, INC.

EQUITY AND CASH INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the CryoLife, Inc. Equity and Cash Incentive Plan (the “Plan’) will have the same defined meanings in this Performance Share Award Agreement, including the Notice of Stock Unit Grant (the “Notice of Grant”) and the Terms and Conditions of Performance Share Award, attached hereto as Exhibit A, together the (“Award Agreement”).

NOTICE OF PERFORMANCE STOCK UNIT GRANT

The undersigned Participant has been granted a Performance Share Unit, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Date:  %%OPTION_DATE%-%.

Total Number of Units of Stock Unit Award:  %%TOTAL_SHARES_GRANTED%-%

Vesting Schedule:

Performance Stock Units	Vest Date
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%

The Award will vest, and common stock (“Shares”) of CryoLife, Inc. (the “Company”) will be issued, based on a combination of (i) attaining specified levels of 2019 adjusted EBITDA and (ii) the satisfaction of time-based service vesting requirements, as more specifically described below.  The weighting of the performance goals (i.e., the percentage of the Target Number of Performance Shares eligible to vest based on the achievement of each goal) shall be as follows:  EBITDA component (100%) The Company calculates adjusted EBITDA as GAAP Net Income before interest, taxes, depreciation and amortization, as further adjusted by removing the impact of the following:  stock-based compensation; R&D (excluding salaries and related expense); grant revenue; litigation expense or revenue; acquisition, license, and business development expense; integration costs (including any litigation costs or revenue related to assumed litigation); unbudgeted executive severance expenses and on-boarding costs; and GAAP other income or expense.

Adjusted EBITDA Vesting Schedule

If adjusted EBITDA of at least $57,258,000 achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 60% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of  Grant Date.

If adjusted EBITDA of at least $59,279,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 68% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $61,299,000 achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 76% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of Grant Date.

If adjusted EBITDA of at least $63,320,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 84% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $65,341,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 92% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $67,262,000 achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 100% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of Grant Date.

If adjusted EBITDA of at least $69,383,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 110% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $71,404,000 achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 120% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of Grant Date.

If adjusted EBITDA of at least $73,425,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 130% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $75,445,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 140% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

If adjusted EBITDA of at least $77,466,000 is achieved, the Company will fix the number of Shares that may be issued pursuant to the adjusted EBITDA component of the Award at 150% of the target number of Shares related to adjusted EBITDA; 50% of the fixed Shares will vest on the anniversary of the Grant Date, 25% of the fixed Shares will vest on the second anniversary of the Grant Date, and the final 25% of the fixed Shares will vest on the third anniversary of the Grant Date.

By Participant’s electronic acceptance and the electronic signature of the CryoLife, Inc (the “Company”) representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including exhibits hereto, all of which are made a part of this document. Should the Plan and this Award Agreement conflict, the Plan governs.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

After reviewing the documents noted above, please accept this Performance Share Award online where indicated on ETrade.com and retain a copy for your files.  Please note that your electronic acceptance of this Performance Share Award is required.  The Performance Share Award will be cancelled if not accepted within 30 days of the Grant Date noted above.

GRANTED BY:

CRYOLIFE, INC.

//James P. Mackin//

President and CEO

GRANTED TO:

%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-% %%STATE%-% %%ZIPCODE%-%
%%SOCIAL_SECURITY_NUMBER%-%

EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE SHARE AWARD

1. Effect of Termination of Service.  Participant must be an employee of the Company, CryoLife International, Inc., or another eligible employer approved by the Company’s Compensation Committee (the “Committee”) of its Board of Directors (each, an “Eligible Employer”) on the applicable vesting date to be entitled to the vesting of the Award on such date.  If Participant ceases to be an employee of an Eligible Employer for any reason (including, without limitation, by reason of death, disability, or retirement), then the portion of the Award that has not vested as of the date of termination of service shall automatically be forfeited and cancelled as of the date of such termination of service, unless the Committee waives this employment requirement or accelerates the vesting as permitted by the Plan.

2. The Company’s Obligation to Pay.  Each Performance Share represents the right to receive one (1) share of Company common stock at the target level, and subject to adjustment up or down based upon the Company’s adjusted EBITDA performance for 2018  as further described in the Notice of Grant, on the date the Performance Share vests in accordance with the vesting schedules described in the Notice of Grant (or at such later time as indicated in this Award Agreement or the Plan).  Unless and until the Award vests, Participant will have no right to payment of Shares with respect to any such Performance Shares.  Prior to actual payment of any Shares with respect to any Performance Shares, such Performance Shares will represent an unfunded, unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  The number of Shares subject to the Award, i.e., the relevant percentage of target shares that will be issued if time vesting requirements are satisfied, will be determined on and as of the date of filing of the Company’s Form 10-K for fiscal 2018 with the Securities and Exchange Commission. Shares will be rounded down to the nearest whole number.  No fractional Shares will be issued.  Notwithstanding anything to the contrary contained herein, at any time prior to the first anniversary of the Grant Date, the Committee, in its sole discretion, may reduce the number of Shares to be issued hereunder, but in no event may the number of Shares to be issued be reduced below the target number of Shares.  Participant will receive written notice of any such reduction.

3. Time of Payment.

a.

Payment After Vesting.  Except as otherwise provided in the Plan, any Performance Shares that vest in accordance with this Award Agreement shall be paid to Participant (or in the event of Participant’s death, to Participant’s estate), in whole Shares within thirty (30) days after the date on which such Performance Shares vest or as soon as administratively practicable thereafter, but in no event later than the date that is two and one-half months following the later of (i) the end of the Company’s taxable year; or (ii) the end of Participant’s taxable year that includes the vesting date.  Notwithstanding anything in the Plan or this Award Agreement to the contrary, payment to Participant of Shares upon the vesting of a Performance Share shall be delayed to the extent required by Section 409A of the Internal Revenue of 1986, as amended (the “Code”).

b.

Accelerated Vesting Upon a Change of Control.  If the vesting of the balance, or some lesser portion of the balance, of the Performance Shares subject to this Award Agreement is accelerated upon a Change of Control, as such term is defined in the Plan, of the Company, and such Change of Control is not a “change in the ownership or effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the United States Treasury Regulations, then such accelerated Performance Shares shall not be paid until the applicable vesting date of such Performance Shares, as set forth on the Notice of Grant, or if earlier, the date of Participant’s death, disability or “separation from service” within the meaning of Section 409A of the Code from the Company (a “Separation from Service”); provided, however, that if the payment pursuant to this Section (b) is to be made upon Participant’s Separation from Service and as of the date of Participant’s Separation from Service Participant is a “specified employee” within the meaning of Section 409A of the Code then payment of the Shares with respect to the Performance Shares subject to this Section (b) shall not be made until the date that is six (6) months and one day following the date of Participant’s Separation from Service if earlier payment would result in the imposition of the additional tax under Section 409A of the Code.

4. Rights with Respect to Performance Shares Prior to Vesting.  Participant may not transfer or otherwise assign the Award or the Shares subject to the Award prior to vesting.  As this Award vests, Participant may receive certificates representing the vested portion or the Shares to be issued or the Shares may be issued in uncertificated form.  Prior to issuance of Shares, Participant is not entitled to any rights as a shareholder with respect to the Shares underlying this Award.  As a result, subject to the provisions of the Plan, Participant will have no rights to vote such Shares or to receive dividends or other distributions, if any, payable with respect to such Shares after the Grant Date but prior to the issuance of the Shares subsequent to vesting.

5. Withholding of Taxes.  Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Committee) have been made by Participant with respect to the payment of federal, state, local or foreign income, employment and other taxes which the Committee determines must be withheld (“Tax Related Items”) with respect to the Shares so issuable. The Committee hereby allows Participant, pursuant to such procedures as the Committee may specify from time to time, to satisfy such Tax Related Items, in whole or in part (without limitation) by one or more of the following:  (a) paying cash; or (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value, as defined in the Plan, equal to the amount of the Tax Related Items required to be withheld. If the obligation for Tax Related Items is satisfied by withholding a number of Shares as described above, Participant will be deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Related Items due as a result of any aspect of the Award. If Participant fails to make satisfactory arrangements for the payment of the Tax Related Items at the time any portion of the Award is scheduled to vest, Participant will permanently forfeit such portion of the Award and no Shares will be issued to Participant pursuant to them.

6. Notices.  All notices delivered pursuant to this Award Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt, or (iv) sent by email to corpsecretary@cryolife.com.  All notices or other communications shall be directed to the following addresses (or to such other addresses as such parties may designate by notice to the other parties):

To the Company:        CryoLife, Inc.

                                    1655 Roberts Blvd., NW

                                    Kennesaw, GA 30144

                                    Attention: Corporate Secretary

To Participant:           The address set forth in the Notice of Grant.

7. Miscellaneous.  Failure by Participant or the Company at any time or times to require performance by the other of any provisions in this Award Agreement will not affect the right to enforce those provisions.  Any waiver by Participant or the Company of any condition or of any breach of any term or provision in this Award Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future.  If any court of competent jurisdiction holds that any term or provision of this Award Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Award Agreement shall be deemed to be amended automatically to exclude the offending provision.  This Award Agreement may be executed in multiple copies and each executed copy shall be an original of this Award Agreement.  This Award Agreement shall be subject to and governed by the laws of the State of Georgia.  No change or modification of this Award Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein.  This Award Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto.  The headings of each section of this Award Agreement are for convenience only.  This Award Agreement, together with the Plan, contains the entire agreement of the parties hereto, and no representation, inducement, promise, or agreement or other similar understanding between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein or in the Plan.

8. Section 409A.  This Award Agreement and the Award granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code.  This Award Agreement and the Award shall be administered, interpreted and construed in a manner consistent with such Code section.  Should any provision of this Award Agreement or the Award be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Participant’s consent (notwithstanding any other provisions hereof), in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A of the Code.  Each amount payable under this Award Agreement as a payment upon vesting of a Performance Share is designated as a separate identified payment for purposes of Section 409A of the Code.